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                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                             DATED NOVEMBER 29, 2000

                                 BY AND BETWEEN

                           COMMUNITY BANK SYSTEM, INC.

                                       AND

                            FIRST LIBERTY BANK CORP.
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS.............................................................................................2

ARTICLE II  THE MERGER............................................................................................7

         2.1      The Merger......................................................................................7

         2.2      Merger Consideration............................................................................7

         2.3      Effect of Merger................................................................................9

         2.4      Dissenting Shares...............................................................................9

         2.5      Procedure to Exchange Shares...................................................................10

         2.6      Tax and Accounting Treatment...................................................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF FIRST LIBERTY.....................................................11

         3.1      Capital Structure of First Liberty.............................................................11

         3.2      Organization, Standing and Authority of First Liberty..........................................11

         3.3      Ownership of First Liberty Subsidiaries; Capital Structure of First Liberty Subsidiaries.......12

         3.4      Authorized and Effective Agreement.............................................................12

         3.5      Regulatory Filings.............................................................................13

         3.6      SEC Documents; Financial Statements; Books and Records; Minute Books...........................13

         3.7      Material Adverse Change........................................................................14

         3.8      Absence of Undisclosed Liabilities.............................................................14

         3.9      Properties.....................................................................................14

         3.10     Loans..........................................................................................15

         3.11     Tax Matters....................................................................................15

         3.12     Employee Benefit Plans.........................................................................16

         3.13     Material Contracts.............................................................................18
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         3.14     Legal Proceedings..............................................................................19

         3.15     Compliance with Laws...........................................................................19

         3.16     Labor Matters..................................................................................19

         3.17     Brokers and Finders............................................................................19

         3.18     Insurance......................................................................................20

         3.19     Environmental Liability........................................................................20

         3.20     Administration of Trust Accounts...............................................................20

         3.21      Intellectual Property.........................................................................21

         3.22     Certain Information............................................................................21

         3.23     Risk Management Instruments....................................................................21

         3.24     Tax Treatment..................................................................................22

         3.25     Interested Party Transactions..................................................................22

         3.26     Pooling Matters................................................................................22

         3.27     Takeover Statutes Not Applicable; No Rights Agreement..........................................22

         3.28     Ownership of CBSI Common Stock.................................................................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF CBSI...............................................................22

         4.1      Capital Structure of CBSI......................................................................22

         4.2      Organization, Standing and Authority of CBSI...................................................23

         4.3      Ownership of CBSI Subsidiaries; Capital Structure of CBSI Subsidiaries.........................23

         4.4      Authorized and Effective Agreement.............................................................23

         4.5      Regulatory Filings.............................................................................24

         4.6      SEC Documents; Financial Statements; Books and Records; Minute Books...........................25

         4.7      Material Adverse Change........................................................................25

         4.8      Absence of Undisclosed Liabilities.............................................................25
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         4.9      Properties.....................................................................................25

         4.10     Loans..........................................................................................26

         4.11     Tax Matters....................................................................................26

         4.12     Employee Benefit Plans.........................................................................27

         4.13     Material Contracts.............................................................................27

         4.14     Legal Proceedings..............................................................................27

         4.15     Compliance with Laws...........................................................................28

         4.16     Brokers and Finders............................................................................28

         4.17     Insurance......................................................................................28

         4.18     Environmental Liability........................................................................28

         4.19     Certain Information............................................................................29

         4.20     Risk Management Instruments....................................................................29

         4.21     Tax Treatment..................................................................................29

         4.22     Pooling Matters................................................................................29

         4.23     Merger Consideration...........................................................................29

ARTICLE V COVENANTS..............................................................................................30

         5.1      Shareholders' Meeting..........................................................................30

         5.2      Proxy Statement; Registration Statement........................................................30

         5.3      Applications...................................................................................31

         5.4      Best Efforts...................................................................................31

         5.5      Investigation and Confidentiality..............................................................32

         5.6      Press Releases and Other Public Disclosures....................................................33

         5.7      Actions Pending the Merger.....................................................................33

         5.8      [Reserved].....................................................................................36

         5.9      Closing; Articles of Merger....................................................................36
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         5.10     Affiliates.....................................................................................36

         5.11     Employee Benefits; Directors and Management; Indemnification...................................36

         5.12     Dividends......................................................................................40

         5.13     Advisory Board.................................................................................40

         5.14     Use of First Liberty Bank Name.................................................................40

         5.15     Takeover Laws..................................................................................40

         5.16     Publication of Post-Merger Results of Operations...............................................40

ARTICLE VI  CONDITIONS PRECEDENT.................................................................................41

         6.1      Conditions Precedent to Obligations of CBSI and First Liberty..................................41

         6.2      Conditions Precedent to Obligations of First Liberty...........................................43

         6.3      Conditions Precedent to Obligations of CBSI and Community Bank.................................43

ARTICLE VII  TERMINATION, WAIVER AND AMENDMENT...................................................................44

         7.1      Termination....................................................................................44

         7.2      Effect of Termination..........................................................................45

         7.3      Survival of Representations, Warranties and Covenants..........................................45

         7.4      Waiver.........................................................................................45

         7.5      Amendment or Supplement........................................................................45

ARTICLE VIII MISCELLANEOUS.......................................................................................46

         8.1      Expenses.......................................................................................46

         8.2      Entire Agreement...............................................................................46

         8.3      No Assignment..................................................................................46

         8.4      Alternative Structure..........................................................................46

         8.5      Notices........................................................................................47

         8.6      Captions.......................................................................................47
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         8.7      Counterparts...................................................................................47

         8.8      Governing Law..................................................................................48

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of November 29, 2000, by and between COMMUNITY BANK SYSTEM, INC., a Delaware corporation ("CBSI") and FIRST LIBERTY BANK CORP., a Pennsylvania corporation ("First Liberty").


                  WHEREAS, CBSI is a bank holding company, the principal banking subsidiary of which is Community Bank, N.A., a national banking association ("Community Bank");

                  WHEREAS, First Liberty is a bank holding company, the principal banking subsidiary of which is First Liberty Bank & Trust, a Pennsylvania banking institution ("First Liberty Bank");

                  WHEREAS, the respective Boards of Directors of CBSI and First Liberty have each determined that it is in the best interests of their respective shareholders for CBSI to acquire First Liberty through the merger (the "Merger") of First Liberty with and into CBSI upon the terms and subject to the conditions set forth herein, and that the Merger presents an opportunity for their respective companies and shareholders to achieve long-term strategic and financial benefits;

                  WHEREAS, following the consummation of the Merger, First Liberty Bank, which shall become a wholly-owned subsidiary of CBSI as a result of the Merger, shall merge (the "Bank Merger") with and into Community Bank, with Community Bank continuing as the surviving bank, pursuant to a plan of merger;

                  WHEREAS, it is the current intention of CBSI to operate, after the consummation of the Bank Merger, the existing business of First Liberty Bank as a division of Community Bank doing business as "First Liberty Bank & Trust," to the extent permitted by law;

                  WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of CBSI and First Liberty have each approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL") and upon the terms and conditions set forth herein;

                  WHEREAS, upon the consummation and effectiveness of the Merger, all of the issued and outstanding shares of common stock, par value $0.31 per share, of First Liberty ("First Liberty Common Stock"), other than the Dissenting Shares (as defined below), shall be converted into the right to receive shares of common stock, no par value, of CBSI ("CBSI Common Stock") and cash in lieu of fractional shares, as provided in Article II of this Agreement;

                  WHEREAS, the parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes; and

                  WHEREAS, the parties desire to effectuate the Merger as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the exchange of First Liberty Common Stock for CBSI Common Stock will not give rise to a tax recognition event for the shareholders of First Liberty;

                  WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CBSI's willingness to enter into this Agreement, all executive officers and directors of First Liberty are entering into a Voting Agreement (collectively, the "Voting Agreements"), substantially in the form attached hereto as Exhibit A, and First Liberty is entering into a Stock Option Agreement (the "Option Agreement"), substantially in the form attached hereto as Exhibit B;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  "Advisory Board" is defined in Section 5.13 hereof.

                  "Affiliates Agreement" is defined in Section 5.10 hereof.

                  "Agreement" is defined in the preamble hereof.

                  "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

                  "Bank Merger" is defined in the preamble of this Agreement.

                  "CBSI" is defined in the preamble of this Agreement.

                  "CBSI Common Stock" is defined in the preamble of this Agreement.

                  "CBSI Financial Statements" shall mean (i) the consolidated statements of condition of CBSI as of September 30, 2000 and as of December 31, 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for the nine months ended September 30, 2000 and each of the three years ended December 31, 1999, 1998 and 1997 (including related notes, if any), as filed by CBSI in its SEC Documents and (ii) the consolidated statements of condition of CBSI and related consolidated statements of


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
income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by CBSI in its SEC Documents as of dates or with respect to periods ended subsequent to September 30, 2000.

                  "CBSI Stockholders' Meeting" shall mean the special meeting of the shareholders of CBSI to be called for the purpose of approving this Agreement and the transactions contemplated hereby.

                  "Certificate" is defined in Section 2.2(c) hereof.

                  "Closing Date" shall mean the date specified pursuant to
Section 5.9 hereof as the date on which the parties hereto shall close the transactions contemplated herein.

                  "Closing Price" is defined in Section 2.2(a)(ii) hereof.

                  "Code" is defined in the preamble of this Agreement.

                  "Commission" or "SEC" shall mean the Securities and Exchange Commission.

                  "Community Bank" is defined in the preamble of this Agreement.

                  "Consulting Agreement" is defined in Section 6.1 hereof.

                  "DGCL" is defined in the preamble of this Agreement.

                  "Dissenting Shares" is defined in Section 2.4 hereof.

                  "Effective Date" is defined in Section 5.1(a) hereof.

                  "Effective Time" is defined in Section 2.1(b) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" is defined in Section 2.13 hereof.

                  "Employment Agreements" is defined in Section 6.1 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" is defined in Section 2.5 hereof.

                  "Exchange Ratio" is defined in Section 2.2(a)(i) hereof.

                  "FDIA" shall mean the Federal Deposit Insurance Act.


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
                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                  "First Liberty" is defined in the preamble of this Agreement.

                  "First Liberty Bank" is defined in the preamble of this Agreement.

                  "First Liberty Common Stock" is defined in the preamble of this Agreement.

                  "First Liberty Shareholders' Meeting" shall mean the special meeting of the shareholders of First Liberty to be called for the purpose of approving this Agreement and the transactions contemplated thereby.

                  "First Liberty Financial Statements" shall mean (i) the consolidated balance sheets of First Liberty as of September 30, 2000 and as of December 31, 1999 and 1998 and the related consolidated statements of operations or income, cash flows and changes in shareholders' equity for the nine months ended September 30, 2000 and each of the three years ended December 31, 1999, 1998 and 1997 (including related notes, if any), as filed by First Liberty in its SEC Documents and (ii) the consolidated balance sheets of First Liberty and related consolidated statements of operations or income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by First Liberty in its SEC Documents as of dates or with respect to periods ended subsequent to September 30, 2000.

                  "Indemnified Parties" is defined in Section 5.11(d) hereof.

                  "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

                  "IRS" means the Internal Revenue Service.

                  "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that such a change does not


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
materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

                  "Merger" is defined in the preamble of this Agreement.

                  "Merger Consideration" is defined in Section 2.2(a)(i) hereof.

                  "NYSE" is defined in Section 2.2(a)(ii) hereof.

                  "OCC" shall mean the Office of the Comptroller of Currency.

                  "Option Agreement" is defined in the preamble of this Agreement.

                  "PA Banking Department" means the Pennsylvania Department of Banking.

                  "PBCL" is defined in the preamble of this Agreement.

                  "Person" shall mean an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                  "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to January 1, 2000 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder provided that the relevance of the disclosed information to the representations or warranties in question is reasonably apparent. The inclusion of any matter in such letter shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

                  "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/prospectus (or similar documents) together with any supplements thereto and related materials sent to the respective shareholders of First Liberty and CBSI to solicit their votes in connection with this Agreement and the Merger.

                  "Registration Statement" shall mean the registration statement under the Securities Act covering the shares of CBSI Common Stock to be issued in connection with the Merger.

                  "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

                  "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

                  "Stock Option" is defined in Section 2.2(a)(ii) hereof.

                  "Stock Option Plan" is defined in Section 2.2(a)(ii) hereof.

                  "Subsidiary" shall mean with respect to any party, any Person which is consolidated with such party for financial reporting purposes; provided, however, that "Subsidiary" shall not include any subsidiary trust formed for the purpose of issuing trust preferred or similar securities.

                  "Surviving Corporation" is defined in Section 2.1(a) hereof.

                  "Takeover Laws" is defined in Section 5.14 hereof.

                  "Takeover Proposal" is defined in Section 5.7(b)(13) hereof.

                  "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, bank shares taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

                  "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

                  "Transaction Documents" shall mean, collectively, the Voting Agreement, the Option Agreement, the Employment Agreements, the Affiliates Agreement, and the Consulting Agreement, and certificates and other documents contemplated thereby or by this Agreement.

                  "Voting Agreement" is defined in the preamble of this Agreement.

                  For purposes of this Agreement, the terms "First Liberty," "First Liberty Bank," "CBSI," "Community Bank" and "Subsidiary" include all of the respective predecessors thereof (including without limitation, any previously acquired Person).


                                   ARTICLE II

                                   THE MERGER

         2.1      The Merger.

                  (a) At the Effective Time, and upon the terms and subject to the conditions of this Agreement, First Liberty shall be merged with and into CBSI, the separate existence of First Liberty shall cease and CBSI shall continue as the surviving corporation. CBSI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties shall cause the Merger to be consummated by filing a certificate or articles of merger as contemplated by the DGCL or the PBCL, together with any required related documents, with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Pennsylvania, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the PBCL (the time of the last of such filings being the "Effective Time").

         2.2      Merger Consideration.

                  (a) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action by the parties:

                       (i) First Liberty Common Stock. Each share of First Liberty Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.2(a) (iii) and Dissenting Shares, if any) shall be cancelled and shall be converted automatically into the right to receive 0.56 of a share of CBSI Common Stock for each share of First Liberty Common Stock (the "Exchange Ratio"). Shares of CBSI Common Stock, and cash in lieu of fractional shares, issuable to the holders of First Liberty


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
Common Stock in the Merger pursuant to this Section 2.2 are collectively sometimes hereinafter referred to as the "Merger Consideration."

                      (ii) Stock Options. (1) At the Effective Time each outstanding option to purchase shares of First Liberty Common Stock (a "Stock Option") granted under the Upper Valley Bancorp, Inc. 1995 Employee Stock Option Plan (the "Stock Option Plan") shall be deemed assumed by CBSI and deemed to constitute an option to acquire, on the same terms and conditions mutatis mutandis as were applicable under such Stock Option prior to the Effective Time, such number of shares of CBSI Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for First Liberty Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of CBSI Common Stock deemed purchasable pursuant to such Stock Option; provided, however, that the number of shares of CBSI Common Stock that may be purchased upon exercise of any such Stock Option shall not include any fractional share and, upon exercise of the Stock Option, a cash payment shall be made for any fractional share based upon the Closing Price of a share of CBSI Common Stock on the trading day immediately preceding the date of exercise. "Closing Price" shall mean, on any day, the last reported sale price of one share of CBSI Common Stock on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal. As soon as practicable after the Effective Time, CBSI shall cause to be delivered to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

                            (2) CBSI shall use its reasonable best efforts to
file with the SEC, no later than 45 days after the Effective Time, a registration statement on Form S-8 (or any other successor or appropriate form) under the Securities Act with respect to shares of CBSI Common Stock issuable upon the exercise of Stock Options assumed hereunder. CBSI shall use its reasonable best efforts to keep such registration statement effective, and to maintain the current status of the prospectus included therein, for so long as any such assumed Stock Options remain outstanding.

                      (iii) Treasury Shares, Etc. Each share of First Liberty Common Stock held in treasury by First Liberty or owned by any Subsidiary of First Liberty, CBSI or any Subsidiary of CBSI (in each case other than in a fiduciary capacity) immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                      (iv) CBSI Common Stock. Each share of CBSI Common Stock outstanding immediately prior to the Effective Time shall remain unchanged and shall constitute the common stock of the Surviving Corporation.

                  (b) Adjustments to Exchange Ratio. The Exchange Ratio shall not be subject to decrease or increase in the event of increases or decreases in the market price of the CBSI Common Stock. If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of CBSI Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares, in each case by reason of any stock split, stock dividend, recapitalization, or reclassification or other similar change, or CBSI shall set a record date with respect to any of the foregoing prior to the Effective Time, then the Exchange Ratio shall be adjusted proportionately.

                  (c) Fractional Shares. No certificates or scrip representing less than one share of CBSI Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of First Liberty Common Stock (the "Certificates"). In lieu of any such fractional share, each holder of such shares who would otherwise have been entitled to a fraction of a share of CBSI Common Stock, upon surrender of Certificates representing shares of First Liberty Common Stock for exchange, shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Closing Price of CBSI Common Stock on the date of the Effective Time.

         2.3      Effect of Merger.

                  Upon the Effective Time of the Merger:

                  (a) The certificate of incorporation and bylaws of CBSI, each as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until amended in accordance with the DGCL.

                  (b) All respective assets, rights, franchises, and interest of First Liberty and CBSI in and to every type of property shall be vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer; and the Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by First Liberty and CBSI immediately prior to the Effective Time.

                  (c) The Surviving Corporation shall be liable for all of the liabilities of First Liberty and CBSI and shall be bound by and subject to all of the obligations and contracts of First Liberty and CBSI. All rights of creditors and obligees and all liens on property of First Liberty and CBSI shall be preserved and unimpaired.

                  (d) The directors and officers of CBSI immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, with the additions of new directors and officers contemplated by Section 5.11(c).

         2.4 Dissenting Shares. Notwithstanding any other provision contained in this Agreement, no shares of First Liberty Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his or her appraisal rights (such shares being collectively referred to herein as "Dissenting Shares") under the PBCL shall be converted into the right to receive the Merger Consideration as provided in Section 2.2


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
unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to dissent from the Merger under the PBCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the PBCL. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of First Liberty Common Stock shall thereupon no longer be deemed Dissenting Shares and to have become, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.2.

         2.5      Procedure to Exchange Shares.

                  (a) On the date of the Effective Time, CBSI shall cause to be deposited with American Stock Transfer & Trust Company (the "Exchange Agent"), for exchange in accordance with this Article II, certificates representing the aggregate number of shares of CBSI Common Stock into which the outstanding shares of First Liberty Common Stock shall be converted pursuant to Section 2.2 of this Agreement. As soon as practicable after the Effective Time but in no event later than five (5) business days after the Effective Time, CBSI shall use its best reasonable efforts to cause the Exchange Agent to mail to all holders of record of First Liberty Common Stock, excluding any holders of Dissenting Shares, letters of transmittal specifying the procedures for delivery of such holders' certificates formerly representing First Liberty Common Stock to the Exchange Agent in exchange for new certificates of CBSI Common Stock and cash in lieu of fractional shares issuable pursuant to this Article II. As soon as practicable after surrender to the Exchange Agent of the certificates of First Liberty Common Stock in accordance with the instructions of the letter of transmittal but in no event later than 15 days after receipt of surrendered certificates of First Liberty Common Stock in accordance with instructions of the letter of transmittal, CBSI shall use its best reasonable efforts to cause the Exchange Agent to distribute to the former holders of shares of First Liberty Common Stock a certificate representing that number of shares of CBSI Common Stock, and a check for cash lieu of fractional shares, if any, that such holder is entitled to receive pursuant to this Agreement. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any amounts to be received in the Merger. If any certificate surrendered for exchange is to be issued in a name other than that in which the surrendered certificate is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any required stock transfer tax stamps to the certificate or provide funds for their purchase or established to the satisfaction of the Exchange Agent that such taxes are not payable.

                  (b) No dividends or other distributions declared after the Effective Time with respect to CBSI Common Stock shall be paid to the holder of any unsurrendered certificate formerly representing shares of First Liberty Common Stock until such holder shall surrender such certificate in accordance with this Section. After the surrender of a certificate in accordance with this Section, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore have become payable with respect to shares of CBSI Common Stock.

                  (c) At the Effective Time, the stock transfer books of First Liberty shall be closed and no transfer of First Liberty Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section.

                  (d) In the event any certificate shall have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, destroyed or mutilated and, if required by CBSI, the making of an indemnity agreement in a form reasonably requested by CBSI and/or the posting by such Person of a bond in such amount as CBSI may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or mutilated certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                  (e) Neither CBSI nor First Liberty shall be liable to any holder of shares of First Liberty Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.6 Tax and Accounting Treatment. The parties hereto intend that the Merger qualify for accounting treatment as a pooling of interests under applicable accounting standards and constitute a tax free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF FIRST LIBERTY

                  Except as Previously Disclosed, First Liberty hereby represents and warrants to CBSI as follows:

         3.1 Capital Structure of First Liberty. The authorized capital stock of First Liberty consists solely of 10,000,000 shares of First Liberty Common Stock, of which 6,368,640 shares are issued and outstanding and 60,820 shares are held in treasury. An aggregate of 78,096 shares of First Liberty Common Stock are subject to options issued and outstanding on the date hereof, all of which options are currently exercisable. Except for such options, there are no outstanding options, warrants, agreements, arrangements, commitments or any similar rights in existence for the purchase of or issuance of First Liberty Common Stock or any equity interest in any Subsidiary of First Liberty. All outstanding shares of First Liberty Common Stock and capital stock of each Subsidiary of First Liberty have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of the capital stock of First Liberty or any of its Subsidiaries has been issued in violation of the preemptive rights of any Person.

         3.2 Organization, Standing and Authority of First Liberty. Each of First Liberty and its Subsidiaries is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on First Liberty. Each of First Liberty and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Liberty. First Liberty is registered as a bank holding company under the Bank Holding Company Act.

         3.3 Ownership of First Liberty Subsidiaries; Capital Structure of First Liberty Subsidiaries. A true and complete list of all of First Liberty's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by First Liberty or another subsidiary of First Liberty, has been Previously Disclosed. Except as Previously Disclosed, First Liberty does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person, except for equity interests held (i) in the investment portfolios of First Liberty or any of its Subsidiaries, (ii) in a fiduciary capacity, (iii) in connection with the commercial loan activities of First Liberty Bank, and (iv) in the Federal Home Loan Bank, in each case in the ordinary course of business.

         3.4      Authorized and Effective Agreement.

                  (a) First Liberty has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Document and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Liberty, except for the affirmative vote of a majority of the votes cast by the holders of First Liberty Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Merger pursuant to First Liberty's articles of incorporation and bylaws. The Board of Directors of First Liberty has approved and adopted this Agreement and the Merger, and directed that this Agreement be submitted to First Liberty's shareholders for approval at a special meeting to be held as soon as practicable. The Board of Directors of First Liberty has unanimously recommended that the shareholders of First Liberty approve this Agreement and the Merger.

                  (b) This Agreement and each Transaction Document to which First Liberty is a party have been duly executed and delivered by First Liberty and, assuming the representation contained in Section 4.3(b) hereof, this Agreement constitutes the legal, valid and binding obligations of First Liberty, enforceable against First Liberty in accordance with its terms, except that such enforceability may be subject to supervisory powers of bank regulatory agencies, bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery by First Liberty of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by First Liberty with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of First Liberty, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of First Liberty or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which First Liberty or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to First Liberty or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on First Liberty.

                  (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by First Liberty on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, First Liberty is not aware of any reason that the condition set forth in
Section 6.1(b) of this Agreement would not be satisfied.

         3.5 Regulatory Filings. Each of First Liberty and its Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on First Liberty, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

         3.6 SEC Documents; Financial Statements; Books and Records; Minute Books. First Liberty has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998. The SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The First Liberty Financial Statements filed by First Liberty in SEC Documents prior to the date of this Agreement fairly present, and the First Liberty Financial Statements filed by First Liberty in SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of First Liberty as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of First Liberty and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The books and records of First Liberty and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of First Liberty and each of its Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         3.7 Material Adverse Change. First Liberty has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1999 which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to First Liberty.

         3.8 Absence of Undisclosed Liabilities. Neither First Liberty nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to First Liberty on a consolidated basis, or that, when combined with all similar liabilities, would be material to First Liberty on a consolidated basis, except as disclosed in the First Liberty Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in the ordinary course of business consistent with past practice since October 1, 2000.

         3.9 Properties. First Liberty and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are owned by First Liberty or its Subsidiaries and which are material to the business of First Liberty on a consolidated basis, and which are reflected on the First Liberty Financial Statements as of December 31, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of First Liberty, including, but not limited to, liens which secure liabilities for borrowed money from a member bank of the Federal Reserve System, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice. All leases pursuant to which First Liberty or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of First Liberty on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms. All tangible property used in the business of First Liberty is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with First Liberty's past practices.

         3.10     Loans.

                  (a) Each loan reflected as an asset in the First Liberty Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect on First Liberty.

                  (b) The allowance for loan losses reflected on the First Liberty Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to the loan portfolio of First Liberty and its Subsidiaries based upon information available at the time.

         3.11     Tax Matters.

                  (a) First Liberty and each of its Subsidiaries have timely filed federal income tax returns for each year through December 31, 1999 and has timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to First Liberty or any of its Subsidiaries, except where the failure to file timely any such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty. All Taxes due by or on behalf of First Liberty or any of its Subsidiaries have been paid or adequate reserves have been established on the First Liberty Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty. Neither First Liberty nor any of its Subsidiaries will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty.

                  (b) All Tax Returns filed by First Liberty and each of its Subsidiaries are complete and accurate in all material respects. Neither First Liberty nor any of its Subsidiaries is delinquent in the payment of any material Tax and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the First Liberty Financial Statements, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of First Liberty or any of its Subsidiaries has been proposed, asserted or assessed (tentatively or otherwise). There are currently no agreements in effect with respect to First Liberty or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Tax.

                  (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of First Liberty prior to or following consummation of the transactions contemplated hereby will result in First Liberty or any of its Subsidiaries (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

                  (d) Neither First Liberty nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

                  (e) Except as Previously Disclosed, neither First Liberty nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code, other than any adjustment for which it already has made an accrual on the First Liberty Financial Statements.

                  (f) Neither First Liberty nor any of its Subsidiaries has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting First Liberty or any of its Subsidiaries pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of CBSI or any of its Subsidiaries after the Effective Time.

         3.12     Employee Benefit Plans.

                  (a) Schedule 3.12(a) hereto sets forth a true and complete list of each First Liberty Plan. For purposes of this Section 3.12, the term "First Liberty Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by First Liberty or by any trade or business, whether or not incorporated, that, together with First Liberty or any First Liberty Subsidiary, would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of First Liberty or any ERISA Affiliate of First Liberty.

                  (b) With respect to each of the First Liberty Plans, First Liberty has made available to CBSI true and complete copies of each of the following documents: (a) the First Liberty Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such First Liberty Plan and all material communications relating to each such First Liberty Plan; and (d) the most recent determination letter received from the IRS with respect to each First Liberty Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each First Liberty Plan.

                  (c) No liability under Title IV of ERISA has been incurred by First Liberty or any ERISA Affiliate of First Liberty that has not been satisfied in full, and no condition exists that presents a material risk to First Liberty or any ERISA Affiliate of First Liberty of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

                  (d) Neither First Liberty nor, to the knowledge of First Liberty, any ERISA Affiliate of First Liberty, nor any of the First Liberty Plans, nor, to the knowledge of First Liberty, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which First Liberty or any ERISA Affiliate of First Liberty could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

                  (e) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that First Liberty or any ERISA Affiliate of First Liberty is required to pay under Section 412 of the Code or under the terms of the First Liberty Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any First Liberty Plan.

                  (f) The fair market value of the assets held under each First Liberty Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such First Liberty Plan. No reportable event under Section 4043 of ERISA has occurred with respect to any First Liberty Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

                  (g) None of the First Liberty Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                  (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the First Liberty Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the knowledge of First Liberty, no condition exists that could adversely affect the qualified status of any such First Liberty Plan. Each of the First Liberty Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the First Liberty Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                  (i) There are no actions, suits or claims pending, or, to the knowledge of First Liberty, threatened or anticipated (other than routine claims for benefits) against any First Liberty Plan, the assets of any First Liberty Plan or against First Liberty or any ERISA Affiliate of First Liberty with respect to any First Liberty Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any First Liberty Plan or any fiduciary thereof, other than rules of general applicability. There are no pending or, to the knowledge of First Liberty, threatened audits, examinations or investigations by any governmental body, commission or agency involving any First Liberty Plan.

                  (j) Except as set forth in Schedule 3.12(j), the consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of First Liberty or any ERISA Affiliate of First Liberty becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

                  (k) Neither First Liberty nor any of its Subsidiaries maintains nor has any obligation to continue to (or any other liability with respect to) any plan or arrangement, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees or any dependents of such employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code ("COBRA") or as required under applicable state law).

         3.13     Material Contracts.

                  (a) Except as set forth in Schedule 3.13, neither First Liberty nor any of its Subsidiaries is a party to, and is bound by, (i) any material contract, as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, which has not been filed as an exhibit to First Liberty's SEC Documents or any other material agreement or similar arrangement (any contract or commitment which could reasonably be expected to involve expenditures or receipt by First Liberty or any of its Subsidiaries in excess of $25,000 in the aggregate shall be deemed material for these purposes) whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business consistent with past practice of First Liberty Bank) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by First Liberty or any of its Subsidiaries or the guarantee by First Liberty of any of its Subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business consistent with past practice, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was a director or executive officer or to the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

                  (b) Neither First Liberty nor any of its Subsidiaries is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty.

         3.14 Legal Proceedings. Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of First Liberty, threatened against First Liberty or any of its Subsidiaries or against any asset, interest or right of First Liberty or any of its Subsidiaries that, if decided against First Liberty or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on First Liberty. There are no actions, suits or proceedings instituted, pending or, to the knowledge of First Liberty, threatened which seek to restrain or prohibit the transactions contemplated herein or to impose any material liability or restrictions in connection therewith. There are no actions, suits or proceedings instituted, pending or, to the knowledge of First Liberty, threatened against any present or former director or officer of First Liberty or any of its Subsidiaries, that would reasonably be expected to give rise to a claim for indemnification.

         3.15 Compliance with Laws. First Liberty and each of its Subsidiaries are in compliance in all material respects with all statutes and regulations applicable to the conduct of their respective businesses, and neither First Liberty nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations. Neither First Liberty nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on First Liberty, or has received any communication contemplating any of the foregoing.

         3.16 Labor Matters. With respect to their employees, neither First Liberty nor its Subsidiaries is a party to any collective bargaining or other similar agreement with any labor organization, group or association or has engaged in any unfair labor practice. Since January 1, 1998, neither First Liberty nor its Subsidiaries has experienced any attempt by organized labor or its representatives to make First Liberty or any of its Subsidiaries conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of First Liberty or any of its Subsidiaries. To the knowledge of First Liberty, there is no unfair labor practice charge or other complaint by any employee or former employee of First Liberty or any of its Subsidiaries against any of them pending before any court, arbitrator or governmental agency arising out of First Liberty's or such Subsidiary's activities or such employee's employment with First Liberty or such Subsidiary. There is no strike, work stoppage or labor disturbance pending or, to the knowledge of First Liberty, threatened against First Liberty or any of its Subsidiaries, and neither First Liberty nor any of its Subsidiaries has experienced any such strike, stoppage or disturbance since January 1, 1998.

         3.17 Brokers and Finders. Neither First Liberty nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for the firm of Berwind Financial,

L.P. to provide financial advice with respect to the transaction provided for in this Agreement. First Liberty has heretofore furnished to CBSI a complete and correct copy of all agreements between First Liberty or any of its Subsidiaries and Berwind Financial, L.P., pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         3.18 Insurance. Each of First Liberty and its Subsidiaries currently maintains insurance in amounts reasonably adequate for their operations. Neither First Liberty nor any of its Subsidiaries has received any notice of a material premium increase over current rates or cancellation with respect to any of their insurance policies or bonds, and within the last three years, neither First Liberty nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither First Liberty nor any of its Subsidiaries has any reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect subject to ordinary premium increases consistent with past experience. First Liberty has Previously Disclosed a list of all outstanding claims as of the date hereof by First Liberty or any of its Subsidiaries under any insurance policy. The deposits of First Liberty Bank are insured by the FDIC in accordance with the FDIA, and First Liberty Bank has paid all assessments and filed all reports required by the FDIA.

         3.19 Environmental Liability. Neither First Liberty nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of First Liberty, there is no governmental investigation of any nature pending, in each case that would reasonably be expected to result in the imposition on First Liberty or any of its Subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither First Liberty nor any of its Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         3.20 Administration of Trust Accounts. First Liberty and each of its Subsidiaries have properly administered all common trust funds and collective investment funds and all accounts for which each of them acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty. Neither First Liberty nor any of its Subsidiaries, nor any of their respective directors, officers or employees acting on behalf of First Liberty or any of its Subsidiaries, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty.

         3.21 Intellectual Property. Each of First Liberty and its Subsidiaries owns the entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct their respective businesses and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on First Liberty. The ownership, licensing or use of Intellectual Property by First Liberty or any of its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would, individually or in the aggregate, have a Material Adverse Effect on First Liberty. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement, CBSI will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments.

         3.22 Certain Information. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the First Liberty Shareholders' Meeting or the CBSI Stockholders' Meeting to vote upon the approval of this Agreement, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by First Liberty relating to First Liberty or any of its Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. All information concerning First Liberty and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

         3.23 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which First Liberty or any of its Subsidiaries is a party, whether entered into for First Liberty's own account, or for the account of one or more of such Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with parties reasonably believed to be financially responsible; and each of them constitutes the valid and legally binding obligation of First Liberty or such Subsidiary, enforceable in accordance with its terms (except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither First Liberty nor any of its Subsidiaries nor to First Liberty's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. First Liberty has previously made available to CBSI all of such agreements and arrangements that are in effect as of the date of this Agreement.

         3.24 Tax Treatment. As of the date of this Agreement, First Liberty knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

         3.25 Interested Party Transactions. Except as Previously Disclosed, there are no events, relationships or transactions that would be required to be reported under Item 404 of Regulation S-K promulgated by the SEC.

         3.26 Pooling Matters. To First Liberty's knowledge and based upon consultation with its independent accountants, First Liberty has provided to CBSI and its independent accountants all information concerning actions taken or agreed to be taken by First Liberty or any of its affiliates on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of CBSI to account for the business combination to be effected by the Merger as a pooling of interests.

         3.27 Takeover Statutes Not Applicable; No Rights Agreement. The Board of Directors of First Liberty has taken all actions so that the provisions contained in Subchapter F of Chapter 25 of the PBCL applicable to a "business combination" (as defined therein) will not apply to the execution or delivery of this Agreement or any Transaction Document to which First Liberty is a party, or to the consummation of the Merger or the other transactions contemplated hereby or thereby. First Liberty has no shareholder rights agreement or plan or other similar plan, agreement or arrangement.

         3.28 Ownership of CBSI Common Stock. Neither First Liberty nor any of its affiliates or associates beneficially owns in the aggregate three percent or more of the outstanding shares of CBSI Common Stock or, to the knowledge of First Liberty, has acquired shares of CBSI Common Stock which were at any time in the past two years beneficially owned by an "Interested Shareholder" (as defined below) if such acquisition occurred other than pursuant to a public offering within the meaning of the Securities Act, in each case such that First Liberty would be deemed an "Interested Shareholder" under CBSI's certificate of incorporation.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBSI

                  Except as disclosed in any attached disclosure, CBSI hereby represents and warrants to First Liberty as follows:

         4.1 Capital Structure of CBSI. The authorized capital stock of CBSI consists of (i) 500,000 shares of preferred stock, par value $1.00 per share, none of which were issued and outstanding and (ii) 20,000,000 shares of CBSI Common Stock, of which, as of the date hereof, 6,993,459 shares were issued and outstanding and 648,100 shares were held in treasury. An aggregate of 952,814 shares of CBSI Common Stock are reserved for existing and future grants under CBSI's Long Term Incentive Compensation Plan, pursuant to which options to purchase a total of 730,193 shares of CBSI Common Stock are issued and outstanding on the date hereof (of which options to purchase an aggregate of 483,357 shares are currently exercisable). Except for such options, there are no outstanding options, warrants, agreements, arrangements, commitments or any similar rights in existence for the purchase of or issuance of CBSI Common Stock or any equity interest in any Subsidiary of CBSI. All outstanding shares of CBSI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of CBSI Common Stock has been issued in violation of the preemptive rights of any Person. The shares of CBSI Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

         4.2 Organization, Standing and Authority of CBSI. Each of CBSI and its Subsidiaries is a duly organized corporation or bank, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on CBSI. Each of CBSI and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CBSI. CBSI is registered as a bank holding company under the Bank Holding Company Act. Except as Previously Disclosed, CBSI has no "significant subsidiary," as such term is defined under Regulation S-X promulgated by the SEC.

         4.3 Ownership of CBSI Subsidiaries; Capital Structure of CBSI Subsidiaries. A true and complete list of all of the CBSI Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock owned by CBSI or another subsidiary of CBSI, has been Previously Disclosed. Except as Previously Disclosed, CBSI does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person, except for equity interests held (i) in the investment portfolios of CBSI or any of its Subsidiaries, (ii) in a fiduciary capacity, (iii) in connection with the commercial loan activities of Community Bank, and (iv) in the Federal Home Loan Bank, in each case in the ordinary course of business.

         4.4 Authorized and Effective Agreement.

                  (a) CBSI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Document and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBSI, except for the affirmative vote of a majority of the outstanding shares of CBSI Common Stock (assuming that neither First Liberty nor its affiliates are deemed an "Interested Shareholder" under CBSI's certificate of incorporation), which is the only stockholder vote required to approve the Merger pursuant to CBSI's certificate of incorporation and bylaws. The Board of Directors of CBSI has approved and adopted this Agreement and the Merger, and directed that this Agreement be submitted to CBSI's stockholders for approval at a special meeting to be held as soon as practicable. The Board of Directors of CBSI has unanimously recommended that the stockholders of CBSI approve this Agreement and the Merger.

                  (b) This Agreement and each Transaction Document to which CBSI is a party have been duly executed and delivered by CBSI and, assuming the representation contained in Section 3.4(b) hereof, this Agreement constitutes the legal, valid and binding obligations of CBSI, enforceable against CBSI in accordance with its terms, except that such enforceability may be subject to supervisory powers of bank regulatory agencies, bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Neither the execution and delivery by CBSI of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by CBSI with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CBSI,
(ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CBSI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CBSI or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to CBSI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on CBSI.

                  (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by CBSI on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, CBSI is not aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

         4.5 Regulatory Filings. Each of CBSI and its Subsidiaries has filed all reports required by statute or regulation to be filed with any federal or state bank regulatory agency, except where the failure to so file would not have a Material Adverse Effect on CBSI, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

         4.6 SEC Documents; Financial Statements; Books and Records; Minute Books. CBSI has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998. The SEC Documents (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The CBSI Financial Statements filed by CBSI in SEC Documents prior to the date of this Agreement fairly present, and the CBSI Financial Statements filed by CBSI in SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of CBSI as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of CBSI and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The books and records of CBSI and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of CBSI and each of its Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

         4.7 Material Adverse Change. CBSI has not, on a consolidated basis, suffered any change in its financial condition, results of operations or business since December 31, 1999 which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to CBSI.

         4.8 Absence of Undisclosed Liabilities. Neither CBSI nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to CBSI on a consolidated basis, or that, when combined with all similar liabilities, would be material to CBSI on a consolidated basis, except as disclosed in the CBSI Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in the ordinary course of business consistent with past practice since October 1, 2000.

         4.9 Properties. CBSI and its Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are owned by CBSI or any of its Subsidiaries and which are material to the business of CBSI on a consolidated basis, and which are reflected on the CBSI Financial Statements as of December 31, 1999 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of CBSI, including, but no limited to, liens which secure liabilities for borrowed money from a member bank of the

Federal Reserve System (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice. All leases pursuant to which CBSI or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of CBSI on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms. All tangible property used in the business of CBSI is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with CBSI's past practices.

         4.10     Loans.

                  (a) Each loan reflected as an asset in the CBSI Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect on CBSI.

                  (b) The allowance for loan losses reflected on the CBSI Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to the loan portfolio of CBSI and its Subsidiaries based upon information available at the time.

         4.11     Tax Matters.

                  (a) CBSI and each CBSI Subsidiary have timely filed federal income tax returns for each year through December 31, 1999 and have timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to CBSI or any of its Subsidiaries, except where the failure to file timely such federal income and other Tax Returns would not, in the aggregate, have a Material Adverse Effect on CBSI. All Taxes due by or on behalf of CBSI or any of its Subsidiaries have been paid or adequate reserves have been established on the CBSI Financial Statements for the payment of such Taxes, except where any such failure to pay or establish adequate reserves would not, in the aggregate, have a Material Adverse Effect on CBSI. Neither CBSI nor any of its Subsidiaries will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect on CBSI.

                  (b) All Tax Returns filed by CBSI and each of its Subsidiaries are complete and accurate in all material respects. Neither CBSI nor any CBSI Subsidiary is delinquent in the payment of any material Tax, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. Except as Previously Disclosed or as fully settled and paid or accrued on the CBSI Financial

Statements, no material audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of CBSI or any of its Subsidiaries has been proposed, asserted or assessed (tentatively or otherwise).

                  (c) Except as Previously Disclosed, neither CBSI nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code other than any adjustment for which it already has made an accrual.

         4.12     Employee Benefit Plans.

                  Each of the CBSI Plans complies with the requirements of applicable law, including ERISA and the Code, except where the failure to so comply would not, in individually or in the aggregate, have a Material Adverse Effect on CBSI. For purposes of this Agreement, the term "CBSI Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by CBSI or any trade or business, whether or not incorporated, that, together with CBSI or any of the CBSI Subsidiaries would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") or under which CBSI or any ERISA Affiliate has any liability or obligation. No liability under Title IV of ERISA has been incurred by CBSI or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to CBSI or any ERISA Affiliate of incurring any such liability. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that CBSI or any ERISA Affiliate is required to pay under Section 412 of the Code or under the terms of the CBSI Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Code) exists with respect to any CBSI Plan.

         4.13     Material Contracts.

                  Neither CBSI nor any of its Subsidiaries is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on CBSI.

         4.14     Legal Proceedings.

                  (a) Except as Previously Disclosed, there are no actions, suits or proceedings instituted, pending or, to the knowledge of CBSI, threatened against CBSI or any of its Subsidiaries or against any asset, interest or right of CBSI or any of its Subsidiaries that, if decided against CBSI or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on CBSI. There are no actual or threatened actions, suits or proceedings instituted, pending or, to the knowledge of First Liberty, threatened which seek to restrain or prohibit the transactions contemplated herein or to impose any material liability or restrictions in connection therewith. There are no actions suits or proceedings instituted, pending or, to the knowledge of CBSI, threatened against any present or former director or officer of CBSI or any of its Subsidiaries, that would reasonably be expected to give rise to a claim for indemnification.

         4.15 Compliance with Laws. CBSI and each of its Subsidiaries are in compliance in all material respects with all statutes and regulations applicable to the conduct of their respective businesses, and neither CBSI nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations. Neither CBSI nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on CBSI, or has received any communication contemplating any of the foregoing.

         4.16 Brokers and Finders. Neither CBSI nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for the firm of Janney Montgomery Scott LLC to provide financial advice with respect to the transaction provided for in this Agreement.

         4.17 Insurance. Each of CBSI and its Subsidiaries currently maintains insurance in amounts reasonably adequate for their operations. Neither CBSI nor any of its Subsidiaries has received any notice of a material premium increase over current rates or cancellation with respect to any of their insurance policies or bonds, and within the last three years, neither CBSI nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither CBSI nor any of its Subsidiaries has any reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect subject to ordinary premium increases consistent with past experience. The deposits of Community Bank are insured by the FDIC in accordance with the FDIA, and Community Bank has paid all assessments and filed all reports required by the FDIA.

         4.18 Environmental Liability. Except as Previously Disclosed, neither CBSI nor any of its Subsidiaries has received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of CBSI, there is no governmental investigation of any nature pending, in each case that would reasonably be expected to result in the imposition on CBSI or any of its Subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither CBSI nor any of its Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

      4.19 Certain Information. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the First Liberty Shareholders' Meeting or the CBSI Stockholders' Meeting to vote upon the approval of this Agreement, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein furnished by CBSI relating to CBSI or any of its Subsidiaries, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. All information concerning CBSI and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

      4.20 Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements to which CBSI or any of its Subsidiaries is a party, whether entered into for CBSI's own account, or for the account of one or more of such Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with parties reasonably believed to be financially responsible; and each of them constitutes the valid and legally binding obligation of CBSI or such Subsidiary, enforceable in accordance with its terms (except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither CBSI nor any of its Subsidiaries nor to CBSI's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

      4.21 Tax Treatment. As of the date of this Agreement, CBSI knows of no reason relating to it which would reasonably cause it to believe that the Merger will not qualify as a reorganization under Section 368(a) of the Code.

      4.22 Pooling Matters. To CBSI's knowledge and based upon consultation with its independent accountants, CBSI has Previously Disclosed or otherwise provided to First Liberty and its independent accountants all information concerning actions taken or agreed to be taken by CBSI or any of its affiliates on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of CBSI to account for the business combination to be effected by the Merger as a pooling of interests.

      4.23 Merger Consideration. CBSI will have, at the Effective Time, unissued shares of Common Stock and shares of Common Stock held in its treasury that are not reserved for any other purpose sufficient to issue the Merger Consideration as set forth in Article II.

                                    ARTICLE V

                                    COVENANTS

      5.1   Shareholders' Meeting.

            (a) First Liberty Shareholders' Meeting. First Liberty shall call and give notice of the First Liberty Shareholders' Meeting as promptly as practicable after the Registration Statement contemplated by Section 5.2 is first declared effective by the SEC, but in no event later than 10 days after the date of such effectiveness (the "Effective Date"), for the purpose of voting upon the approval of this Agreement, and First Liberty shall use all reasonable efforts to hold the First Liberty Shareholders' Meeting as soon as practicable after the Effective Date, subject to the applicable notice requirements under the PBCL and, to the extent applicable, the prospectus delivery requirements under General Instruction A.2 of SEC Form S-4. Subject to the fiduciary duties of the Board of Directors of First Liberty, as determined after consultation with and based upon consultation with outside counsel and financial advisors,
(i) the Board of Directors of First Liberty shall recommend that the shareholders vote in favor of the approval of this Agreement, and (ii) First Liberty shall solicit from its shareholders proxies in favor of approval of this Agreement and shall take all other action necessary or desirable to secure the vote of shareholders to obtain such approval. Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of First Liberty, First Liberty agrees to hold the First Liberty Shareholders' Meeting within the time period specified above.

            (b) CBSI Stockholders' Meeting. CBSI shall call and give notice of the CBSI Stockholders' Meeting as promptly as practicable after the Effective Date, but in no event later than 10 days after the Effective Date, for the purpose of voting upon the approval of this Agreement, and CBSI shall use all reasonable efforts to hold the CBSI Stockholders' Meeting as soon as practicable after the Effective Date, subject to the applicable notice requirements under the DGCL and, to the extent applicable, the prospectus delivery requirements under General Instruction A.2 of SEC Form S-4. The Board of Directors of CBSI shall recommend that the stockholders vote in favor of the approval of this Agreement, and CBSI shall solicit from its stockholders proxies in favor of approval of this Agreement and shall take all other action necessary or desirable to secure the vote of stockholders to obtain such approval. Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of CBSI, CBSI agrees to hold the CBSI Stockholders' Meeting within the time period specified above.

      5.2 Proxy Statement; Registration Statement. As promptly as practicable after the date hereof, CBSI shall prepare and file the Registration Statement with the SEC, and First Liberty shall cooperate in the preparation of the Registration Statement, which shall include the Joint Proxy Statement/Prospectus to be mailed to the shareholders of First Liberty and the stockholders of CBSI in connection with obtaining their approval of this Agreement. CBSI will advise First Liberty, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the CBSI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. If, at any time prior to the Effective Time, any event or circumstance relating to a party to this Agreement, or its directors, officers or 5% or greater shareholders, shall be discovered by such party that pursuant to the Securities Act or the Exchange Act should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement/Prospectus included therein, such party shall promptly notify the other party. To the extent applicable, CBSI shall take all actions necessary to register or qualify the shares of CBSI Common Stock to be issued in the Merger pursuant to all applicable state "blue sky" or securities laws and shall maintain such registrations or qualifications in effect for all purposes hereof. CBSI shall apply for, and shall use reasonable best efforts to obtain, approval to list the shares of CBSI Common Stock to be issued in the Merger on the NYSE, subject to official notice of issuance, prior to the Effective Time.

      5.3 Applications. As promptly as practicable after the date hereof, and after a reasonable opportunity for review by the other party and its counsel, CBSI and First Liberty shall submit any requisite applications for prior approval of, and notices with respect to, the transactions contemplated herein to the OCC, PA Banking Department and the Federal Reserve Board, and each of the parties hereto shall, and shall cause its Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required or desirable for consummation of the Merger. First Liberty and CBSI each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Each party agrees to consult with the other parties with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents.

      5.4   Best Efforts.

            (a) Subject to the terms and conditions of this Agreement, CBSI and First Liberty shall each use reasonable best efforts in good faith to (i) furnish such information as may be required or desirable in connection with the preparation of the documents referred to in Sections 5.2 and 5.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each Person whose consent or approval is required for consummation of the transactions contemplated hereby, provided that First Liberty shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CBSI, which consent shall not be unreasonably withheld, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third party, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or as a pooling of interests under applicable accounting rules. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

            (b) Each party hereto shall give prompt notice to the other party of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 6.2(a) or 6.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts in good faith to remedy such failure.

            (c) From the date of this Agreement through the Effective Time, to the extent permitted by law, First Liberty shall cause First Liberty Bank to provide such assistance to Community Bank as reasonably necessary for Community Bank to prepare for the conversion and transfer in connection with the Merger all information concerning the loans, deposits and other assets and liabilities of First Liberty Bank into Community Bank's own data processing system, with a view to facilitating the integration of Community Bank's and First Liberty Bank's systems and otherwise combining Community Bank's and First Liberty Bank's operations upon consummation of the Merger. Such assistance shall include providing Community Bank with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of First Liberty Bank, together with operational procedures designed to implement the transfer of such information to Community Bank, provided that the confidentiality of customer information shall be preserved and no information shall be transferred until the Effective Time. After execution of this Agreement, First Liberty Bank and Community Bank shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters.

            (d) Each party shall provide, and shall request its auditors to provide, the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

      5.5 Investigation and Confidentiality. First Liberty and CBSI each will keep the other advised of all material developments relevant to its and its Subsidiaries' businesses and to consummation of the transactions contemplated herein. First Liberty and CBSI each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein, provided, however, that such investigation shall be reasonably related to such transactions and the party conducting such investigation shall use its reasonable best efforts to minimize any disruptions to the operations of the other party. CBSI and First Liberty agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence and in accordance with the confidentiality agreement dated August 1, 2000, between First Liberty and CBSI (the "Confidentiality Agreement").

      5.6 Press Releases and Other Public Disclosures. First Liberty and CBSI shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult and agree with each other as to the form and substance of other public disclosures related thereto, including without limitation, any communications with securities market professionals and investors, provided, however, that nothing contained herein shall prohibit any party, following notification to the other parties, from making any disclosure which is required by applicable law or NYSE rules.

      5.7   Actions Pending the Merger.

            (a) Prior to the Closing Date, and except as otherwise provided for by this Agreement or consented to or approved in writing by the other party hereto, each of CBSI and First Liberty shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

            (b) Except with the prior written consent of CBSI (which consent will not be unreasonably withheld) or as expressly permitted by this Agreement, First Liberty shall not, and shall not permit any of its Subsidiaries to:

                  (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or incur an obligation in excess of $25,000 in the aggregate or which requires performance over more than one year (other than loans and investments booked in the usual, regular and ordinary course of business);

                  (2) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or earnings other than its regular quarterly cash dividends on First Liberty Common Stock in amounts not in excess of $0.11 per share;

                  (3) issue any shares of its capital stock or permit any treasury shares to become outstanding, other than pursuant to the exercise of Stock Options which are outstanding on the date hereof; redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

                  (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

                  (5) issue, grant or authorize any Rights (or amend or modify the terms or exercisability of any outstanding Rights) or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                  (6) amend or otherwise change its articles of incorporation or articles of association or bylaws; impose, or suffer the imposition, on any share of its capital stock of any lien, charge or encumbrance;

                  (7) merge or consolidate with, or acquire control over, any Person or create any Subsidiary;

                  (8) waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business consistent with past practice with prior notice to CBSI;

                  (9) sell, liquidate, pledge or encumber or dispose of, or acquire any, assets with a value in excess of $25,000 (other than assets acquired in foreclosure, in lieu of foreclosure or other legal proceedings relating to collateral for loans, or transactions in investment portfolio securities, in each case in the ordinary course of business consistent with past practice); make any capital expenditure in excess of $25,000 in the aggregate; or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

                  (10) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive (including without limitation, any "change of control" or severance payment) to, any of its directors, officers or employees except as required by law or contractual obligation in effect as of the date hereof, except for normal bonus payments and compensation increases which are in each case consistent with past practice (which payments and increases First Liberty shall keep CBSI apprised of); or become party to, adopt, terminate, amend, or commit itself to, any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement, other than in the ordinary course of business consistent with past practice or except as required by existing plans or agreements; or accelerate the vesting of any deferred compensation;

                  (11) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law;

                  (12) change its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1999, except as required by applicable law;

                  (13) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "Takeover Proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that First Liberty may communicate information about any such Takeover Proposal to its stockholders if, in the judgment of First Liberty's Board of Directors, after consultation with outside counsel and its financial advisor, such communication is necessary in order to comply with its fiduciary duties to First Liberty's shareholders required under applicable law. First Liberty will immediately cease any and all existing activities, negotiations or discussions with any Person (other than CBSI) conducted heretofore with respect to any Takeover Proposal. First Liberty will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken herein. First Liberty will notify CBSI immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, First Liberty, and First Liberty will promptly inform CBSI in writing of all of the relevant details with respect to the foregoing. Notwithstanding anything to the contrary herein, First Liberty will not provide any non-public information to a third party other than a government regulatory agency unless: (x) First Liberty provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information has been previously delivered or made available to CBSI. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First Liberty or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, First Liberty or any of its Subsidiaries other than the transactions contemplated or permitted by this Agreement;

                  (14) take any action that is intended or result in any of its representations or warranties in this Agreement being or becoming untrue in any material respects at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied, except as may be required by law; or

                  (15) agree to do any of the foregoing or take any other action which would in any manner interfere with, impede, delay, or make more costly the consummation of the transactions contemplated hereby.

            (c) CBSI shall not, except with the prior written consent of First Liberty (which consent shall not unreasonably be withheld) or as expressly permitted by this Agreement, carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided, however, that nothing herein shall be construed to prevent CBSI from acquiring or agreeing to acquire any Person, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, such Person or taking actions reasonably related thereto, so long as such transaction would not materially delay or prevent the consummation of the transactions contemplated by this

Agreement. Notwithstanding the foregoing, prior to the Effective Time, except as otherwise consented to in writing by First Liberty, CBSI shall not enter into a definitive agreement (but specifically excluding any confidentiality agreement, non-binding letter of intent or indication of interest) with a third party concerning any acquisition of such third party by, or merger or consolidation of such third party with, CBSI if (A) under applicable regulations, CBSI would be required to present pro forma financial information reflecting such transaction in the Registration Statement, or (B) CBSI would propose to issue shares of CBSI Common Stock in such transaction in an amount exceeding 20% of the outstanding shares of CBSI Common Stock on the date hereof.

      5.8   [Reserved].

      5.9 Closing; Articles of Merger. The transactions contemplated by this Agreement shall be consummated at a closing to be held at the offices of the law firm of Bond, Schoeneck & King, LLP, One Lincoln Center, Syracuse, New York on the first business day, or other mutually agreeable time, following satisfaction or waiver of the conditions to consummation of the Merger set forth in Article VI hereof.

      5.10 Affiliates. As soon as practicable after the date hereof, First Liberty and CBSI shall cooperate and use their best reasonable efforts to identify those Persons who may be deemed to be "affiliates" of First Liberty within the meaning of Rule 145 promulgated by the SEC under the Securities Act or "affiliates" of First Liberty or CBSI under the rules and regulations relating to pooling of interests accounting treatment for merger transactions. First Liberty and CBSI shall use their respective best reasonable efforts to cause each Person so identified to deliver to CBSI or First Liberty, as the case may be, no later than 30 days after the date hereof, an Affiliates Agreement, in form and substance mutually acceptable to the parties hereto (collectively, the "Affiliates Agreement"), but only to the extent that such Persons have not heretofore executed and delivered a Voting Agreement which contains similar provisions.

      5.11  Employee Benefits; Directors and Management; Indemnification.

            (a) The current employees of First Liberty or any of its Subsidiaries who continue as employees of CBSI or its Subsidiaries after the Effective Time ("Continuing Employees") shall be (i) provided employee benefits (other than any deferred or incentive compensation, bonus payments or other similar compensation or payments, which shall be granted, if at all, on a case-by-case basis in CBSI's sole discretion) that in the aggregate are no less favorable, as determined by CBSI in its reasonable, good faith discretion, than those generally afforded to other similarly situated employees of CBSI and its Subsidiaries, and (ii) given credit for past service with First Liberty for purposes of determining eligibility for and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by CBSI or its Subsidiaries in which such employees participate following the Merger. Nothing contained in this Section 5.11(a) shall be construed to limit the ability of CBSI and its Subsidiaries to review employee benefit plans from time to time and to make such changes therein as they may deem appropriate.

            (b) Prior to the Effective Time, First Liberty shall take all actions that may be requested by CBSI in writing upon advance notice of not less than 30 days with respect to (i) causing one or more First Liberty Plans to terminate as of the Effective Time or for benefit accrual and entitlements to cease as of the Effective Time, (ii) causing the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any First Liberty Plan for such period as may be requested by CBSI, or (iii) cooperating with CBSI to facilitate the merger of any First Liberty Plan into any CBSI Plan as of or following the Effective Time.

            (c) Each employee of First Liberty or any of its Subsidiaries who becomes an employee of CBSI or any of its Subsidiaries at the Effective Time shall be eligible to receive severance pay, if any, upon termination of his or her employment with CBSI or any of its Subsidiaries, in accordance with and subject to the terms and conditions of a severance policy no less favorable than the existing severance policy of CBSI. Prior to the Effective Time, the parties shall cooperate reasonably with each other to coordinate reductions, if any, of employees of First Liberty and its Subsidiaries and the payment of severance in connection therewith.

            (d) It is the intention of CBSI to provide a plan or policy to certain key employees of First Liberty and First Liberty Bank who become employees of CBSI or any of its Subsidiaries as a result of the Merger, in order to provide incentives to such employees to remain in the employ of, assist in the integration efforts and enhance the performance of, CBSI and its Subsidiaries after the Merger. Prior to the Effective Time, CBSI shall develop such a plan or policy, taking into account the business and integration plan for the merged operations, the level and period of service of employees, the cost of such plan or policy, and other factors deemed relevant by the Board of Directors of CBSI. Prior to the Effective Time, the parties shall cooperate reasonably with each other to coordinate the adoption, if any, of a retention plan or policy for employees of First Liberty and its Subsidiaries which shall govern the period prior to the Effective Time.

            (e) (1) CBSI shall cause its Board of Directors to take all requisite actions to expand the size of its Board of Directors by three directors and shall appoint Saul Kaplan, Peter A. Sabia, and Harold Kaplan (the "First Liberty Nominees") (whose initial terms shall expire at the 2001, 2002, and 2003 annual meetings of stockholders, respectively, unless the Effective Time occurs after the 2001 annual meeting of stockholders, in which case the initial terms shall expire at the 2002, 2003 and 2004 annual meetings of stockholders, respectively) to fill the vacancies created thereby effective as of the Effective Time, provided that (i) the First Liberty Nominees remain qualified to serve under applicable law and regulations and CBSI's Bylaws subject to modifications noted below, and (ii) subject to the exercise of the fiduciary duties of CBSI's Board of Directors, CBSI shall cause its Board to nominate, and to recommend for re-nomination, each of the First Liberty Nominees for at least one additional three-year term to immediately succeed the initial term set forth in the proceeding sentence (together with the initial term, the "Designated Term"). In the event that any First Liberty Nominee resigns or otherwise becomes ineligible to serve (other than as a result of the failure to be re-elected by the stockholders of CBSI following the re-nomination and recommendation of such First Liberty Nominee in accordance with the preceding sentence), a majority of the members of the Advisory Board shall be entitled to select an individual to serve as his replacement (a "Substitute First

Liberty Nominee") for the Designated Term. Any Substitute First Liberty Nominee must be reasonably acceptable to CBSI and must meet all qualifications for serving on the Board of CBSI that may generally apply to nominees and directors of CBSI at that time. In connection with the initial appointment and re-nomination of the First Liberty Nominees for the Designated Term, CBSI agrees to take necessary action to waive or amend provisions of its Bylaws or its applicable policies concerning mandatory retirement age with respect to the First Liberty Nominees for the Designated Term. CBSI acknowledges that Saul and Harold Kaplan are brothers, and CBSI further agrees to waive any provision of its Bylaws or other policies which would preclude Saul and Harold Kaplan from serving on its Board of Directors due to their relationship. Nothing contained in this Section 5.11 shall be construed to limit the ability of the respective Boards of Directors of CBSI and Community Bank to further increase the size of such Boards from time to time as they may deem appropriate.

                (2) CBSI shall cause its Board of Directors to take all requisite actions to cause the First Liberty Nominees, or the Substitute First Liberty Nominees if applicable, to serve as members of the Board of Directors of Community Bank during the Designated Term, assuming they are then serving as directors of CBSI. CBSI agrees to take necessary action to waive or amend provisions of its Bylaws or its applicable policies concerning mandatory retirement age and restrictions on siblings serving on the Community Bank Board, with respect to the First Liberty Nominees during the Designated Term.

                (3) CBSI shall take, or cause to be taken, requisite actions to elect Steven R. Tokach and Joseph Solfanelli as Chief Executive Officer and Executive Vice President, respectively, of Community Bank's operations in markets served by First Liberty Bank in accordance with the terms of the Employment Agreements, effective as of the Effective Time.

            (f) (1) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person (the "Indemnified Party") who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of First Liberty is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of First Liberty or any of its Subsidiaries, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. For a period of six years after the Effective Time, CBSI shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by the DGCL upon receipt of any undertaking required by the DGCL), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with CBSI; provided, however, that (1) CBSI shall have the right to assume the defense thereof and upon such assumption CBSI shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if CBSI elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between CBSI and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and CBSI shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) CBSI shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) CBSI shall not be liable for any settlement effected without its prior written consent, and (4) CBSI shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.11(d), upon becoming aware of any such claim, action, suit, proceeding or investigation, shall promptly notify CBSI thereof, provided that the failure of any Indemnified Party to so notify CBSI shall relieve it of its obligations to indemnify hereunder to the extent that such failure materially prejudices CBSI.

                  (2) CBSI agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of First Liberty and any of its Subsidiaries as provided in their respective articles of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger, and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time.

                  (3) CBSI will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of First Liberty on or before the Effective Time to be covered by First Liberty's existing directors' and officers' liability insurance policy (provided that CBSI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Time. CBSI will use its best reasonable efforts to cause such insurance coverage to commence at the Effective Time and to be provided for a period of no less than three years after the Effective Time; provided, however, that in no event shall CBSI be required to expend for each year more than 150% of the current amount expended per annum by First Liberty to maintain or procure insurance coverage pursuant hereto (the "Maximum Amount"). If the amount of premiums necessary to maintain or procure said insurance coverage exceeds the Maximum Amount, CBSI shall use its reasonable best efforts in its good faith discretion to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. First Liberty agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at CBSI's request.

      5.12 Dividends. After the date of this Agreement, CBSI and First Liberty shall coordinate with the other the declaration of any dividends in respect of CBSI Common Stock and First Liberty Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of First Liberty Common Stock shall not receive dividends other than regular dividends thereon, or fail to receive such regular dividends, for any calendar quarter prior to the Effective Time with respect to their shares of First Liberty Common Stock and for any calendar quarter following the Effective Time with respect to any shares of CBSI Common Stock that such holder receives as Merger Consideration.

      5.13 Advisory Board. Promptly following the Effective Time, CBSI shall cause to be formed a nine-member advisory board (the "Advisory Board") comprised of the eight members of the Board of Directors of First Liberty set forth on Exhibit C hereto, and the President and Chief Executive Officer of CBSI, the function of which is to advise Community Bank on deposit, lending and financial services activities in First Liberty's former market area and to insure a smooth transition of business relationships in connection with the Merger and the continued development of business relationships throughout such market area. Each member of the Advisory Board, other than the President and Chief Executive Officer of CBSI, shall be paid $12,000 per annum in cash in consideration for his or her services on the Advisory Board. The Advisory Board shall meet no more than 12 times per year and shall be maintained for a period of at least four years after the Effective Time.

      5.14 Use of First Liberty Bank Name. It is the current intention of CBSI to continue to use the First Liberty Bank name in connection with the operation of the First Liberty Bank branches for a period of at least three years following the Effective Time, subject to appropriate and necessary regulatory approval, if any, compliance with any applicable laws and regulations, and absence of any changed circumstances in the operation of Community Bank or First Liberty Bank (or current First Liberty Bank branches), including but not limited to mergers and acquisitions, reorganizations, restructurings, or other circumstances which, from an operational or marketing perspective, make it appropriate or advisable to use another name.

      5.15 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or any of the Transaction Documents to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) all such transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. For purposes of this Section, Takeover Law shall mean any legal requirement related to mergers, business combinations, sale of control, affiliate transactions, or antitrust laws or regulations which is applicable to the transactions contemplated by this Agreement.

      5.16 Publication of Post-Merger Results of Operations. CBSI shall use its reasonable best efforts to publish, as soon as reasonably practicable after the end of the first fiscal quarter of CBSI following the Effective Time in which there are at least 30 days of post-Merger combined operations, the financial information contemplated by and in accordance with the terms of the SEC's Accounting Series Releases Nos. 130 and 135 and Section 201.01 of the SEC's Codification of Financial Reporting Policies and other applicable accounting rules.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 Conditions Precedent to Obligations of CBSI and First Liberty. The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing
Date:

            (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby, including without limitation the shareholder approvals contemplated by Section 5.1 hereof, shall have been duly and validly taken;

            (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied;

            (c) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding shall be pending or threatened in writing by the Commission to suspend the effectiveness of such Registration Statement, and CBSI shall have received all "blue sky" or state securities approvals or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

            (d) There shall not have been instituted, pending or threatened in writing any action or proceeding by any governmental authority or administrative agency or in a court of competent jurisdiction, nor shall there be in any effect any judgment, order, decree or injunction of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, preventing or seeking to prevent the consummation of the transactions contemplated by this Agreement;

            (e) The shares of CBSI Common Stock issuable in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

            (f) CBSI and First Liberty shall have received an opinion of PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to them, dated as of the date the Registration Statement is effective and on the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, the Merger will be treated for federal income tax purposes as a reorganization or part of a reorganization within the meaning of Section 368(a) of the Code, and that:

                  (1) First Liberty and CBSI will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                  (2) No gain or loss will be recognized by CBSI or First Liberty as a result of the Merger (except for amounts resulting from any required change in accounting methods, any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code, or other exceptions as set forth in such opinion);

                  (3) No gain or loss will be recognized by First Liberty shareholders with respect to shares of CBSI Common Stock received in exchange for their shares of First Liberty Common Stock, but gain or loss will be recognized by First Liberty shareholders with respect to cash received in lieu of fractional shares;

                  (4) Each First Liberty shareholder's aggregate tax basis in any shares of CBSI Common Stock received in the transaction will be the same as the aggregate tax basis of the shares of First Liberty Common Stock such shareholder surrendered in the exchange therefor, increased by the amount of gain, or decreased by the amount of loss, to such shareholder recognized on the receipt of cash in lieu of fractional shares, if any; and

                  (5) Each First Liberty shareholder's holding period in any shares of CBSI Common Stock received in the transaction will, in each instance, include the period during which the shares of First Liberty Common Stock surrendered in exchange therefor were held, provided that such shares of First Liberty Common Stock were held as capital assets by the shareholder at the Effective Time.

            (g) William M. Davis, President of First Liberty, and CBSI (or Community Bank) shall have entered into a Consulting Agreement, substantially in the form attached hereto as Exhibit D (the "Consulting Agreement");

            (h) Each of Steven R. Tokach and Joseph R. Solfanelli, executive officers of First Liberty, and CBSI (or Community Bank) shall have entered into an Employment Agreement, substantially in the form attached hereto as Exhibits E and F, respectively (collectively, the "Employment Agreements") and, pursuant thereto, shall have waived in writing any right to receive a "change of control" or similar payment as a result of the Merger; and

            (i) CBSI shall have received from KPMG LLP, independent auditors for First Liberty, a copy of a letter addressed to First Liberty dated the Closing Date, in substance reasonably acceptable to CBSI (and which may contain customary qualifications and assumptions), to the effect that KPMG LLP concurs with First Liberty management's conclusion that no conditions exist related to First Liberty that would preclude CBSI from accounting for the Merger as a pooling of interests; and CBSI shall have received from PricewaterhouseCoopers LLP, the independent auditors for CBSI, a letter dated the Closing Date, in substance reasonably acceptable to CBSI (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with CBSI management's conclusion that, as of that date, no conditions exist that would preclude CBSI from accounting for the Merger as a pooling of interests.

      6.2 Conditions Precedent to Obligations of First Liberty. The obligations of First Liberty to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by First Liberty pursuant to Section 7.4 hereof:

           (a) The representations and warranties of CBSI set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by First Liberty; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on CBSI;

           (b) CBSI shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

           (c) CBSI shall have delivered to First Liberty a certificate, dated the Closing Date and signed by its President and Chief Executive Officer, without personal liability, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

           (d) First Liberty shall have received an Affiliate Agreement from each person identified as an "affiliate" of CBSI, and such Affiliate Agreement shall be in full force and effect; and

           (e) First Liberty shall have received a written opinion of Berwind Financial, L.P., as of a date within five days of mailing the Joint Proxy Statement/Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to the shareholders of First Liberty.

      6.3  Conditions Precedent to Obligations of CBSI and Community Bank.

           The obligations of CBSI to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by CBSI pursuant to Section 7.4 hereof:

           (a) The representations and warranties of First Liberty set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by CBSI; provided, however, that (i) in determining whether or not the condition contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this paragraph (a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on First Liberty;

            (b) First Liberty shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

            (c) First Liberty shall have delivered to CBSI a certificate, dated the Closing Date and signed by its President, without personal liability, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

            (d) CBSI shall have received an Affiliate Agreement from each Person identified as an "affiliate" of First Liberty, and such Affiliate Agreement shall be in full force and effect;

            (e) Dissenters' rights shall not have been exercised with respect to more than 7% of the outstanding shares of First Liberty Common Stock; and

            (f) To the extent that any material, lease, license, loan, financing agreement or other contract or agreement to which First Liberty is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained.


                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, either before or after approval by the shareholders of First Liberty or CBSI:

            (a) by the mutual written consent duly authorized by the respective Boards of Directors of the parties hereto;

            (b) by CBSI in writing, if First Liberty has, or by First Liberty in writing, if CBSI has, breached (i) any covenant or agreement contained herein or
(ii) any representation or warranty contained herein, and in either case if (x) to the extent that such breach is curable, such breach has not been cured within 30 days after the date on which written notice thereof is given to the breaching party and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VI hereof;

            (c) by any party hereto in writing, if the applications for prior approval referred to in Section 5.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has expired, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

            (d) by any party hereto in writing, if the respective shareholders of First Liberty or CBSI do not approve this Agreement and the transactions contemplated thereby at the special meetings duly called for that purpose; or

            (e) by any party hereto in writing, if the Merger shall not have been consummated by the close of business on September 30, 2001, unless the failure to so consummate by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein.

      7.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Sections 5.5 and 8.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1 shall not relieve the breaching party from liability for any willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

      7.3 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CBSI or First Liberty (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of either CBSI or First Liberty, the aforesaid representations, warranties and covenants being material inducements to the consummation by CBSI and First Liberty of the transactions contemplated herein.

      7.4 Waiver. Except where not permitted by law, CBSI or First Liberty, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of First Liberty or CBSI) extend the time for the performance of any of the obligations or other acts of the other party, and may waive (i) any inaccuracies of such other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by such other party of any of its obligations set out herein or therein. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

      7.5 Amendment or Supplement. This Agreement may be amended or supplemented at any time prior to the Effective Time only by mutual agreement of the parties hereto or thereto.

Any such amendment or supplement must be in writing and approved by their respective Boards of Directors; provided, however, that, after approval of this Agreement by the respective shareholders of First Liberty or CBSI, no amendment may be made which by law requires further approval by such shareholders without obtaining such further approval.


                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that CBSI and First Liberty each shall bear and pay 50% of all printing and mailing costs and filing fees associated with the Registration Statement and the Joint Proxy Statement/Prospectus and any amendment or supplement thereto; provided, however, in the event that this Agreement is terminated after an Initial Triggering Event (as such term is defined in the Option Agreement) shall have occurred, then First Liberty shall immediately reimburse CBSI for all out-of-pocket costs and expenses (including without limitation, professional fees of legal counsel, financial advisors and accountants, and their expenses) actually incurred by CBSI and its Subsidiaries in connection with the Merger and this Agreement.

      8.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities. This Agreement shall constitute a plan of reorganization within the meaning of Section 368 of the Code.

      8.3 No Assignment. No party hereto may assign any of its rights or obligations under this Agreement to any other person.

      8.4 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, CBSI may, with the written consent of First Liberty, which consent shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of First Liberty set forth herein, provided, that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof, (ii) the consideration to be paid to the holders of the First Liberty Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize the consummation of the transactions contemplated by the Agreement.

      8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

            If to First Liberty:

                  First Liberty Bank Corp.
                  645 Washington Avenue
                  P.O. Box 39
                  Jermyn, Pennsylvania 18433-0039
                  Attn: William M. Davis, President
                  Telecopy: (570) 876-6506

            With a required copy to:

                  Stevens & Lee, P.C.
                  111 North Sixth Street
                  P.O. Box 679
                  Reading, PA 19603-0679
                  Attn:  David W. Swartz, Esq.
                  Telecopy: (610) 376-5610

            If to CBSI:

                  Community Bank System, Inc.
                  5790 Widewaters Parkway
                  DeWitt, New York 13214
                  Attn: Sanford A. Belden, President and Chief Executive
                        Officer
                  Telecopy: (315) 445-2997

            With a required copy to:

                  Bond, Schoeneck & King, LLP
                  One Lincoln Center
                  Syracuse, New York 13202
                  Attn: George J. Getman, Esq.
                  Telecopy:  (315) 422-3598

      8.6 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      8.7 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

             [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.


                                          COMMUNITY BANK SYSTEM, INC.


                                          By: /s/ Sanford A. Belden
                                              -------------------------
                                          Name:  Sanford A. Belden
                                          Title: President and Chief
                                                 Executive Officer



                                          FIRST LIBERTY BANK CORP.


                                          By: /s/ William M. Davis
                                              --------------------
                                          Name:  William M. Davis
                                          Title: President